                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

[X]   Filed by the Registrant
[ ]   Filed by a Party other than the Registrant


Check the appropriate box:
      [ ]      Preliminary Proxy Statement
      [ ]      Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
      [X]      Definitive Proxy Statement
      [ ]      Definitive Additional Materials
      [ ]      Soliciting Material under Rule 14a-12

                                 BIOMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                                 BIOMERICA, INC.
                              1533 MONROVIA AVENUE
                         NEWPORT BEACH, CALIFORNIA 92663
                          _____________________________

                  NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 29, 2007
                          _____________________________

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the "Company"), will be held at the offices of the Company, 1533 Monrovia Avenue, Newport Beach, California 92663 on November 29, 2007 at 10:00 a.m.

         At the meeting, you will be asked to consider and vote upon the following matters:

          1. The election of six directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election and

          2. Transaction of such other business which may properly come before the annual meeting and any adjournment thereof.

         In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on October 12, 2007, as the record date for the determination of the holders of the Company's common stock, $0.08 par value entitled to notice of and to vote at said Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

                                    By Order of the Board of Directors,

                                    /S/ Zackary S. Irani
                                    -------------------------------------------
                                    ZACKARY S. IRANI, Chairman of the Board and
                                    Chief Executive Officer

Newport Beach, California
September 28, 2007

                                 BIOMERICA, INC.
                              1533 Monrovia Avenue
                             Newport Beach, CA 92663

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          _____________________________

                               GENERAL INFORMATION

         This Proxy Statement is furnished by the Board of Directors of BIOMERICA, INC., a Delaware corporation (together with its subsidiary, the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on November 29, 2007, at the offices of the Company, 1533 Monrovia Avenue, Newport Beach, California 92663 at 10:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"). The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, and the Annual Report of the Company for the year ended May 31, 2007, will be mailed on or about October 20, 2007, to each stockholder of record as of the close of business on October 12, 2007.

RECORD DATE AND OUTSTANDING SHARES

         The close of business on October 12, 2007, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of September 5, 2007, there was outstanding and entitled to vote an aggregate of approximately 5,999,214 shares of the Company's common stock, $0.08 par value per share (the "Common Stock"), held of record by approximately 906 stockholders. However, brokers and other institutions hold many shares on behalf of the Company's stockholders.

QUORUM
         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock held of record on the Record Date is necessary to constitute a quorum for the purposes of electing directors and each other item of business. The holder of each share of Common Stock held of record on the Record Date is entitled to vote on each matter to be considered at the Annual Meeting.

VOTES REQUIRED

         Directors shall be elected by a plurality of the affirmative votes cast at the meeting of stockholders.

VOTING RIGHTS

         Holders of our Common Stock are entitled to one vote for each share held as of the Record Date.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

         If the stockholder or his, her or its broker marks "Abstain" on a duly submitted proxy card representing such stockholder's shares, or if the stockholders attend the Annual Meeting in person, but elect not to vote on a particular proposal or proposals, then such shares will be considered present at the meeting for purposes of determining the required quorums and will not be taken into account in determining the outcome of the election of directors.

         Brokers holding shares of record for customers generally are not entitled to vote on some matters unless they receive voting instructions from their customers. "Broker non-votes" are votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified the Company on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. Shares represented by brokers' non-votes (i) will be considered present at the meeting for purposes of determining the required quorums and (ii) will not be taken into account in determining the outcome of the election of directors.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for the proposal, affirmative and negative votes, abstentions and broker non-votes.

APPRAISAL RIGHTS

         Under Delaware law, stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

         The Proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. The solicitation of proxies is being made only by use of the mails and the cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock, $0.08 par value (the "Common Stock"), of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

         The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

         If the Proxy is executed properly and is received by the proxy prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Ms. Janet Moore, Secretary, Biomerica, Inc., 1533 Monrovia Avenue, Newport Beach, California 92663, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 28, 2007 certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each director, including nominees for director, and each named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company's principal executive offices located at 1533 Monrovia Avenue, Newport Beach, California 92663.

                                                SHARES            PERCENTAGE
NAME OF                                      BENEFICIALLY        BENEFICIALLY
BENEFICIAL OWNER (1)                            OWNED               OWNED
-------------------------------------    -------------------   -----------------
Janet Moore (2)                                  835,527             13.6%

Zackary Irani (3)                                753,359             11.7%

Francis Capitanio (4)                            158,750              2.6%

Allen Barbieri (5)                               110,389              1.8%

Francis R. Cano, Ph.D. (6)                        94,500              1.6%

Jane Emerson, M.D., Ph.D. (7)                     12,500               .2%

John Roehm (8)                                    12,500               .2%

Joseph L. Rink (9)                               429,431              7.0%

Keith A. Cannon  (10)                            420,375              7.0%

All executive officers and directors
as a group (seven persons) (11)                1,977,525             28.5%
--------------

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the ownership of the directors and executive officers as a group, is based on 5,999,214 shares outstanding as of the date of the Proxy plus the shares the named person and group has a right to acquire within 60 days thereafter pursuant to options, warrants, conversion privileges or other rights and privileges.

(2) Includes 92,000 shares underlying options exercisable by Ms. Moore at or within 60 days after the date of the Proxy; 58,000 shares underlying warrants exercisable by The Janet Moore Trust of which Janet Moore is the sole trustee, at or within 60 days after the date of the Proxy; 607,527 shares owned by The Janet Moore Trust of which Janet Moore is the sole trustee.

(3) Includes 429,833 shares underlying options/warrants exercisable by Mr. Irani at or within 60 days after the date of the Proxy.

(4) Includes 158,750 shares underlying options exercisable by Mr. Capitanio at or within 60 days after the date of the Proxy.

(5) Includes 82,500 shares underlying options/warrants exercisable by Mr. Barbieri at or within 60 days after the date of the Proxy.

(6) Includes 82,500 shares underlying options exercisable by Dr. Cano at or within 60 days after the date of the Proxy.

(7) Includes 12,500 shares underlying options exercisable by Dr. Emerson at or within 60 days after the date of the Proxy.

(8) Includes 12,500 shares underlying options exercisable by Mr. Roehm at or within 60 days after the date of the Proxy.

(9) Includes 131,000 shares underlying options/warrants exercisable by Mr. Rink at or within 60 days after the date of the Proxy. Mr. Rink's address is 1533 Monrovia Avenue, Newport Beach, CA 92663.

(10) Includes 17,333 shares underlying warrants exercisable by Mr. Cannon at or within 60 days after the date of the Proxy. Mr. Cannon's address is 3333 Tripoli Way, Oceanside, CA 92056.

(11)   Includes all information set forth in footnotes (2) through (8), above.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

DIRECTORS

         The Company's Bylaws give the Board of Directors ("the Board") the power to set the number of directors at no less than three (3) or more than nine
(9). The size of the Company's Board is currently set at six (6) and six (6) directors are to be elected at the Annual Meeting to be held on November 29, 2007. The directors so elected will serve until replaced by a vote of the stockholders. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

         The following table sets forth the name and current age of each nominee for director, the year he or she was first elected a director and his or her position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. The Board has not received during the 120-day period between the end of the fiscal year and the date of the proxy, any recommended nominees from a stockholder owning more than 5% of the Company's stock for at least one year.

                                Director
     Name                          Age         Since         Positions Held
-----------------------------------------------------------------------------------------------
Zackary Irani                      41          1997          Chairman of the Board and
                                                             Chief Executive Officer

Janet Moore                        56          1997          Secretary, Chief Financial
                                                             Officer, Treasurer and Director

Allen Barbieri                     49          1999          Director, Audit Committee Chairman

Francis R. Cano, Ph.D.             60          1999          Director

Jane Emerson, M.D., Ph.D.          53          2007          Director

John Roehm                         48          2007          Director


         Mr. Zackary Irani has been a Director of the Company, and has been serving as the Company's Chairman of the Board and Chief Executive Officer since April 29, 1997. Prior to that time, Mr. Irani served as the Company's Vice President of Business Development since July 1994. He has been an employee of the Company since 1986. Mr. Irani also serves as Chairman of the Board of Lancer Orthodontics, Inc. and served as Lancer's Chief Executive Officer from April 1997 until April 2004.

         Ms. Janet Moore has been a Director of the Company since April 29, 1997, and has been serving as the Company's Secretary and Treasurer since 1985. She has served as the Company's Chief Financial Officer since 1999 and has been an employee of the Company since 1976. Ms. Moore also serves as a director and Secretary of Lancer Orthodontics, Inc.

         Francis R. Cano, Ph.D. has served as a Director of the Company since June 1999. Dr. Cano is currently working as a consultant through Cano Biotechnology Corp. From 2003 until 2005 Dr. Cano served as the Chief Executive Officer and Chairman of the Board of Vaxin, Inc. from where he retired. From 1996 to 1997, Dr. Cano served as Senior Vice President - Biotechnology of BDM, an information technology company. In 1996, Dr. Cano started the Cano Biotechnology Corp., where he worked with vaccine leaders (Aventis), small private and public biotechnology companies, venture groups and universities. From 1992 to 1996, he served as President and Chief Operating Officer of Aviron, a public biotechnology company focused on developing viral vaccines for disease prevention. Dr. Cano was also involved in developing a vaccine business at a division of American Cynamid Corporation. Dr. Cano also serves on the board of Lancer Orthodontics, Inc., Avant Immunotherapeutics and Arbor Vita Corporation.

         Mr. Allen Barbieri has served as a Director of the Company since October 1999. Since April 2004 Mr. Barbieri has served as part-time, Chief Executive Officer of Lancer Orthodontics, Inc. and from 1999 until the present time, Mr. Barbieri has also worked as a private investor. From 1998 to 1999, he served as President and Chief Financial Officer of Buy.com. From 1994 until 1998 Mr. Barbieri was President and Chief Executive Officer of Pacific National Bank.

         Dr. Emerson has served as a director of the Company since April 2007. Since 1994 Dr. Emerson has served as Chief, Division of Chemical Pathology for the University of California, Irvine. Since 2000 she has also served as the Chief of Clinical Pathology and since 2004 as a Clinical Professor for the University of California, Irvine. Since 2005 Dr. Emerson has served as Vice Chair for Clinical Programs, Department of Pathology and Laboratory Medicine for the University of California, Irvine.

         Mr. John Roehm has served as a director of the Company since July 2007. From 1999 to 2006 Mr. Roehm served as Director of Pharmacy Marketing for Albertsons, Inc. Since 2006 Mr. Roehm has been serving as President and Chief Executive Officer of Mollen Immunization Clinics.

The Board recommends a vote for the election of each of the nominated directors.

         The Board of Directors regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, professional search firms, stockholders or other persons.

         Once the Board has identified a prospective nominee, the Board will evaluate the prospective nominee in the context of the then current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee's business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Board seeks to identify nominees who possess a diligent range of experience, skills, areas of expertise, industry knowledge and business judgment. Successful nominees should have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The Board does not evaluate stockholder nominees differently than any other nominee.

         Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading "Stockholder Proposals." To be in proper form, the notice must, among other matters, include each nominee's written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee.

EXECUTIVE OFFICERS

         Mr. Francis Capitanio, age 63, has served as the President of the diagnostics division of Biomerica since July 10, 2000. Mr. Capitanio was President and Chief Executive Officer of Kalisto Biologicals, Inc. from 1997 until 2000. From 1980 until 1996, he was President and Chief Executive Officer of Diatech Diagnostics.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors has a standing Audit and Compensation Committee. The Board of Directors held three meetings during the year ended May 31, 2007 and acted by unanimous written consent six times. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which the directors served during the year ended May 31, 2007.

COMPENSATION COMMITTEE

         The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers' performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs. During fiscal 2006 the compensation committee was comprised of Mr. Allen Barbieri and Dr. Francis Cano. One compensation committee meeting was held during the fiscal year ended May 31, 2007.

AUDIT COMMITTEE

         The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

         The Audit Committee met two times during fiscal 2007. The members of the Audit Committee are Mr. Barbieri and Dr. Cano. The Board of Directors determined that Mr. Barbieri qualifies as an "audit committee financial expert" and that each member of the Audit Committee is financially literate.

DIRECTOR INDEPENDENCE

     The Board reviews the independence of each director when he/she is elected to the board and monitors such on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board judges independence based on the definition of Director Independence as defined by Rule 4200(a)(15) of the Nasdaq Stock Market LLC. Based upon that review the Board affirmatively determined that Dr. Cano, Dr. Emerson and Mr. John Roehm are considered "independent" with respect to NASDAQ's definition of such. Please refer to Appendix A annexed hereto for the definition of independence.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee. The Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended May 31, 2007 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors, PKF, Certified Public Accountants, a Professional Corporation.

/s/ Francis R. Cano                                         /s/ Allen Barbieri
-------------------                                         ------------------

     The following table sets forth the total compensation earned by all executive officers of the company for the fiscal year ended May 31, 2007.

                                                 EXECUTIVE COMPENSATION

                                               SUMMARY COMPENSATION TABLE
                                               --------------------------


Name                                                      Stock   Option    Non       Nonquali-       All       Total
And Principal                          Salary     Bonus   Awards  Awards   Equity       fied         Other       ($)
Position                   Year          ($)       ($)     ($)     ($)    Incentive    Deferred     Compen-
                                                                            Plan       Compen-      sation
                                                                           Compen-     sation         ($)
                                                                           sation     Earnings
                                                                             ($)
-----------------------   -------   -----------  ------  -------  ------  ---------  ----------  ------------  ---------


Zackary Irani
 Chairman & Chief
 Executive Officer          2007       105,000     -0-     -0-    34,500    27,643       -0-          -0-       167,143

Francis Capitanio
  President                 2007       123,305     -0-     -0-    23,000    21,643       -0-          -0-       167,948

Janet Moore
  Chief Financial
  Officer, Treasurer &      2007        68,670     -0-     -0-    15,640     7,643       -0-          -0-        91,953
  Secretary


                                                          -7-

                                            OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
                                            --------------------------------------------


                                            OPTION AWARDS                                              STOCK AWARDS:
                  ------------------------------------------------------------------  ----------------------------------------------

Name                Number           Number        Equity        Option     Option      Number      Market      Equity      Equity
                      of              of          Incentive     Exercise  Expiration     of        Value of    Incentive   Incentive
                  Securities       Securities       Plan         Price      Date      Shares or    Shares or    Plan         Plan
                  Underlying      Underlying       Awards:         ($)                  Units        Units      Awards:      Awards:
                  Unexercised     Unexercised     Number of                           of  Stock    of Stock     Number       Market
                  Options (#)     Options (#)     Securities                          That Have    That Have      of       or Payout
                  Exercisable    Unexercisable   Underlying                              Not         Not       Unearned     Value
                                                  Unexercised                          Vested       Vested      Shares,       of
                                                  Unearned                               (#)          ($)       Units or    Unearned
                                                   Options                                                       Other      Shares,
                                                     (#)                                                         Rights    Units or
                                                                                                               That Have    Other
                                                                                                                  Not       Rights
                                                                                                                Vested     That Have
                                                                                                                  (#)        Not
                                                                                                                            Vested
                                                                                                                              ($)
                  -----------------------------------------------------------------   ----------------------------------------------
Zackary Irani        75,000            -0-           -0-           .28    5-23-08        -0-          -0-         -0-         -0-
                     50,000            -0-           -0-           .53    6-3-10         -0-          -0-         -0-         -0-
                    150,000          50,000          -0-           .40    5-31-11        -0-          -0-         -0-         -0-
                     37,500          37,500          -0-           .80    5-31-12        -0-          -0-         -0-         -0-

Francis Capitanio
                     25,000            -0-           -0-                  5-23-08        -0-         -0-          -0-         -0-
                                                                   .28
                     18,750           6,250          -0-                  4-5-10         -0-         -0-          -0-         -0-
                                                                   .40
                     36,000           -0-            -0-            .53   6-3-10         -0-         -0-          -0-         -0-
                     54,000          18,000          -0-           .40    5-31-11        -0-         -0-          -0-         -0-
                     25,000          25,000          -0-           .80    5-31-12        -0-         -0-          -0-         -0-

Janet Moore          20,000           -0-            -0-            .28   5-23-08        -0-         -0-          -0-         -0-
                     25,000           -0-            -0-            .53   6-3-10         -0-         -0-          -0-         -0-
                     30,000         10,000           -0-           .40    5-31-11        -0-         -0-          -0-         -0-
                     17,000         17,000           -0-           .80    5-31-12        -0-         -0-          -0-         -0-


                                                                -8-

COMPENSATION OF DIRECTORS

         Although not prohibited by the Company's Bylaws, directors receive no direct payment for their services as directors, but they have been, and may in the future be, granted options to purchase the Company's securities. The compensation of directors is subject to review and adjustment from time to time by the Board of Directors.

     The following table presents the compensation of Non-Employee Directors for the fiscal year ended May 31, 2007. As indicated below, during fiscal 2007 the Non-Employee Directors' compensation consisted of a stock option award.


                                                   DIRECTOR COMPENSATION
                                                   ---------------------


Name                          Fees        Stock       Option     Non-Equity        Change in        All Other       Total
                             Earned       Awards      Awards    Incentive Plan      Pension        Compensation      ($)
                               Or          ($)          ($)       Compensa-        Value and           ($)
                             Paid in                               tion           Nonqualified
                              Cash                                  ($)             Deferred
                               ($)                                                Compensation
                                                                                    Earnings
------------------------   ----------   ---------   ---------   --------------   --------------   --------------   --------

Allen Barbieri                 -0-         -0-       9,050 (1)       -0-               -0-             -0-          9,050

Francis Cano, Ph.D.            -0-         -0-       9,050 (1)       -0-               -0-             -0-          9,050

Jane Emerson, M.D., Ph.D.      -0-         -0-      11,632 (1)       -0-               -0-             -0-         11,632

John Roehm (2)                 n/a         n/a          n/a          n/a               n/a             n/a           n/a


(1) All directors received non-qualified stock options to purchase 25,000 shares, however the value of the options varied due to factors that fluctuate in the calculation of stock option value, such as current market value.
(2) Mr. Roehm was not a director during the fiscal year ended May 31, 2007.

SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to the Company and information involving securities transactions of which the Company is aware, the Company believes that during the fiscal year ended May 31, 2007, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial stockholders were complied with, except for one filing in which director, Dr. Francis Cano, inadvertently filed one Form 4 late after he purchased 12,000 shares of Biomerica common stock on the open market in May 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTES PAYABLE -SHAREHOLDER

         Biomerica's shareholder's line of credit expired on September 13, 2003 and was not renewed, however the unpaid principal and interest was converted into a note payable bearing interest at 8% and payable September 1, 2004. The due date on this note has been extended until September 1, 2008. Minimum payments are $4,000 per month plus an additional $2,000 per month, depending on quarterly results of the Company. The Company is currently in compliance with the payment terms of the agreement.

         During 2007 and 2006, the Company incurred $19,898 and $22,355, respectively, in interest expense related to the shareholder note payable. As of May 31, 2007, $0 in accrued interest was due on the promissory note.


         During 2005 and 2004, a shareholder/director advanced the Company $0 and $4,000, respectively. At May 31, 2007 and 2006 $1,659 was owed in interest payable on this loan and a previous loan of $10,000. During fiscal 2006, $320 of interest due on the $4,000 was forgiven by the shareholder/director.

          During fiscal 2007 a shareholder/director advanced the Company $15,000, $50,000 and $35,000 in short term loans. The loans were repaid in two days, twenty-five days and fourteen days, respectively. Interest of $388 was paid on the loans.

RENT EXPENSE

         The Company is currently operating on a month-to-month agreement while it explores various leasing options. The facilities are owned and operated by four of the Company's shareholders, one of whom is an officer and director. Effective May 1, 2006, the monthly rent was set at $14,000 per month. Management believes there would be no significant difference in the terms of the property rental if the Company was renting from a third party. Total gross rent expense for this facility was approximately $168,000 and $158,000 during the years ended May 31, 2007 and 2006, respectively.

         Biomerica subleased a portion of its facility under a non-cancelable operating lease, which expired May 16, 2003 and was month-to-month until April 1, 2006, at which time the Company returned that space to the landlord. The Company recorded base rental income of $15,478 during the year ended May 31, 2006.

         The facilities are leased from the trusts of Mrs. Ilse Sultanian, Ms. Janet Moore, an officer, director and shareholder of our Company, Jennifer Irani and Susan Irani. All landlords, are also shareholders of the Company. Gross rent expense of approximately $168,000 and $158,000 was incurred during 2007 and 2006, respectively, for this lease.

         As of May 31, 2007, we believe that our facilities and equipment are in suitable condition and are adequate to satisfy the current requirements of our Company. However, management is exploring alternative leasing space, which may be more beneficial to the needs of the Company and allow for a more efficient operation at a cost effective rate.

ACCRUED COMPENSATION

         During fiscal 2002-2005, two officers, who are also shareholders of the Company, agreed to defer payment of a all or a portion of their salaries. At May 31, 2007 approximately $264,548 of deferred officer's salary is included in accrued compensation in the accompanying consolidated financial statements. During fiscal 2006 one of the officers agreed to participate in the Company's private placement in part by reducing his accrued compensation by approximately $20,000 in exchange for restricted common stock. No interest was accrued on the deferred wages until March 2007. As of March 1, 2007 the Company has been accruing interest at the rate of 8% per year. For the year ended May 31, 2007, $5,334 in interest expense was incurred.

         Included in accrued compensation as of May 31, 2007 is vacation accrual of $169,044. Of this, approximately $121,000 is due to the former chief executive officer's estate. The Company is disputing the validity of this claim.

LANCER ORTHODONTICS, INC.

         In fiscal 2003, Biomerica entered into an agreement with Lancer (the Company's former subsidiary) whereby Biomerica agreed to pay an initial shelter fee of $5,000 with additional payments of $2,875 for use of the Lancer de Mexico facilities to produce and manufacture Biomerica products. The monthly payments are due as long as Biomerica produces its products at the Lancer de Mexico facility. At May 31, 2007, Biomerica had paid all applicable shelter fees.

         Biomerica also contracts the services of certain Lancer employees each month at the manufacturing facility. The costs include wages and other related employment costs, which are billed to Biomerica on a monthly basis. These costs for the fiscal years ended May 31, 2007 and 2006 were approximately $236,000 and $154,000, respectively.

PRIVATE PLACEMENT

         During fiscal 2006 the Chief Executive Officer purchased 52,000 shares of restricted common stock with 17,333 warrants at a purchase price of $0.48 per one share and one-third of a warrant. The shares were paid for with $5,000 cash and approximately $20,000 reduction in accrued salary.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         It is expected that a representative of the independent registered public accounting firm of PKF, Certified Public Accountants, a Professional Corporation, the Company's auditor for the fiscal years ended May 31, 2007 and 2006, and for the current fiscal year, will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires.

AUDIT FEES

         The aggregate fees billed for professional services rendered for audit and audit related fees of the Company's and subsidiaries' annual and quarterly financial statements for the year ended May 31, 2007 was $50,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by the principal accountants for professional services with respect to financial information systems design and implementation for the fiscal year ended May 31, 2007.

ALL OTHER FEES

         The aggregate fees billed for services rendered during the fiscal year ended May 31, 2007, for all other services was $1,732 for general consulting services and review of the 2007 proxy statement and $5,362 for income tax return preparation.

         The audit committee has considered that the provision of the above services has not impaired the principal accountant's ability to maintain independence.

OTHER BUSINESS

         Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxy confers discretionary authority with respect to acting thereon, and the persons named in such Proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

         Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on November 29, 2006 was attended by all of our incumbent directors.

ANNUAL REPORT

         The Annual Report to Stockholders and Form 10-KSB covering the Company's fiscal year ended May 31, 2007 are being mailed to stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of the Proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or a director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Biomerica Inc., 1533 Monrovia Ave, Newport Beach, California 92663. All communications will be compiled by our corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any eligible stockholder who desires to have a proposal considered for inclusion in our 2008 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 1533 Monrovia Ave, Newport Beach, California 92663 no later than January 3, 2008. The Board of Directors will review new proposals from eligible stockholders if they are received in writing by January 3, 2008. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

         Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder's name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

         A stockholder's notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

         Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.


                                        By Order of the Board of Directors,

                                        /S/ ZACKARY S. IRANI,
                                        ------------------------------------
                                        Chairman and Chief Executive Officer

Newport Beach, California
September 28, 2007

                                   APPENDIX A

     The following is the definition of independence as adopted by the NASDAQ Stock Market and the definition which the Company is using in determining independence of its board members:

IM-4200 DEFINITION OF INDEPENDENCE -- RULE 4200(A)(15)

        It is important for investors to have confidence that individuals serving as independent directors do not have a relationship with the listed company that would impair their independence. The board has a responsibility to make an affirmative determination that no such relationships exist through the application of Rule 4200. Rule 4200 also provides a list of certain relationships that preclude a board finding of independence. These objective measures provide transparency to investors and companies, facilitate uniform application of the rules, and ease administration. Because Nasdaq does not believe that ownership of company stock by itself would preclude a board finding of independence, it is not included in the aforementioned objective factors. It should be noted that there are additional, more stringent requirements that apply to directors serving on audit committees, as specified in Rule 4350.

        The Rule's reference to the "company" includes any parent or subsidiary of the company. The term "parent or subsidiary" is intended to cover entities the issuer controls and consolidates with the issuer's financial statements as filed with the Commission (but not if the issuer reflects such entity solely as an investment in its financial statements). The reference to executive officer means those officers covered in SEC Rule 16a-1(f) under the Act. In the context of the definition of Family Member under Rule 4200(a)(14), the reference to marriage is intended to capture relationships specified in the Rule (parents, children and siblings) that arise as a result of marriage, such as "in-law" relationships.

        The three year look-back periods referenced in paragraphs (A), (C), (E) and (F) of the Rule commence on the date the relationship ceases. For example, a director employed by the company is not independent until three years after such employment terminates.

        For purposes of paragraph (A) of the Rule, employment by a director as an executive officer on an interim basis shall not disqualify that director from being considered independent following such employment, provided the interim employment did not last longer than one year. A director would not be considered independent while serving as an interim officer. Similarly, for purposes of paragraph (B) of the Rule, compensation received by a director for former service as an interim executive officer need not be considered as compensation in determining independence after such service, provided such interim employment did not last longer than one year. Nonetheless, the issuer's board of directors still must consider whether such former employment and any compensation received would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. In addition. if the director participated in the preparation of the company's financial statements while serving as an interim executive officer. Rule 4350(d)(2)(A)(iii) would preclude service on the audit committee for three years.

        Paragraph (B) of the Rule is generally intended to capture situations where a compensation is made directly to (or for the benefit of) the director or a Family Member of the director. For example, consulting or personal service contracts with a director or Family Member of the director would be analyzed under paragraph (B) of the Rule. In addition, political contributions to the campaign of a director or a Family Member of the director would be considered indirect compensation under paragraph (B). Non-preferential payments made in the ordinary course of providing business services (such as payments of interest or proceeds related to banking services or loans by an issuer that is a financial institution or payment of claims on a policy by an issuer that is an insurance company), payments arising solely from investments in the company's securities and loans permitted under Section 13(k) of the Act will not preclude a finding of director independence as long as the payments are non-compensatory in nature. Depending on the circumstances, a loan or payment could be compensatory if, for example, it is not on terms generally available to the public.

        Paragraph (D) of the Rule is generally intended to capture payments to an entity with which the director or Family Member of the director is affiliated by serving as a partner, controlling shareholder or executive officer of such entity. Under exceptional circumstances, such as where a director has direct, significant business holdings, it may be appropriate to apply the corporate measurements in paragraph (D), rather than the individual measurements of paragraph (B). Issuers should contact Nasdaq if they wish to apply the Rule in this manner. The reference to a partner in paragraph (D) is not intended to include limited partners. It should be noted that the independence requirements of paragraph (D) of the Rule are broader than SEC Rule 10A-3(e)(8) under the Act.

        Under paragraph (D), a director who is, or who has a Family Member who is, an executive officer of a charitable organization may not be considered independent if the company makes payments to the charity in excess of the greater of 5% of the charity's revenues or $200,000. However, Nasdaq encourages companies to consider other situations where a director or their Family Member and the company each have a relationship with the same charity when assessing director independence.

        For purposes of determining whether a lawyer is eligible to serve on an audit committee, SEC Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer's audit committee. In determining whether a director may be considered independent for purposes other than the audit committee, payments to a law firm would generally be considered under Rule 4200(a)(15)(D), which looks to whether the payment exceeds the greater of 5% of the recipient's gross revenues or $200,000; however, if the firm is a sole proprietorship, Rule 4200(a)(15)(B), which looks to whether the payment exceeds $100,000, applies.

        Paragraph (G) of the Rule provides a different measurement for independence for investment companies in order to harmonize with the Investment Company Act of 1940. In particular, in lieu of paragraphs (A)-(F), a director who is an "interested person" of the company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee, shall not be considered independent.

-------------------------------------------------
Amended by SR-NASDAQ-2006-041 eff. Mar. 13, 2007.
Amended by SR-NASDAQ-2006-021 eff. Oct. 6, 2006
Adopted by SEC Release 34-53128 (Jan. 13, 2006).
-------------------------------------------------

REVOCABLE PROXY

                 BIOMERICA, INC. ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 29, 2007

         The undersigned stockholder(s) of Biomerica, Inc., a Delaware corporation (the "Company") hereby nominates, constitutes and appoints Janet Moore, his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the offices of the Company, 1533 Monrovia Avenue, Newport Beach, California 92663 at 10:00 a.m., and any and all adjournments thereof, with respect to the matters described in the accompanying Proxy Statement, and, in her discretion, on such other matters which properly come before the Annual Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.   _______ FOR all nominees               ________  WITHHOLD AUTHORITY TO VOTE
             (Except as listed below)                 (As to all nominees)

     Nominees:     Dr. Francis R. Cano; Zackary Irani; Allen Barbieri;
                   Janet Moore; Dr. Jane Emerson; and John Roehm.

     Instructions: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

________________________________________________________________________________

           _____For          ____Against               ____Abstain

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE.
                      PLEASE SIGN AND DATE ON REVERSE SIDE.

         THE PROXY CONFERS AUTHORITY TO VOTE AND UNLESS SPECIFIED OTHERWISE SHALL BE VOTED FOR PROPOSAL 1 AND WILL BE VOTED BY THE PROXY HOLDER AT HIS, HER OR ITS DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING.

Dated:   ______________________


____________________________________________
(Please Print Name)


____________________________________________
(Signature of Stockholder)


____________________________________________
(Please Print Name)


____________________________________________
(Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do                  do not
---------                  ------
expect to attend the meeting.